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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Tandy Corporation for the registration of shares of its common stock pertaining to its proposed merger with AmeriLink Corporation and to the incorporation by reference therein of our report dated May 11, 1999, except for Note 12, as to which the date is May 21, 1999, with respect to the consolidated financial statements of AmeriLink Corporation included in its Annual Report (Form 10-K) for the year ended March 28, 1999, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


                                             By:   /s/ Ernst & Young LLP
                                                --------------------------------

Columbus, Ohio
June 2, 1999